EXHIBIT 4.1



                                 April 23, 2010



Millington Unit Investment Trusts, Series 3
c/o The Bank of New York Mellon, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


         Re:          Millington Unit Investment Trusts, Series 3
                        Ativo ESG Portfolio, Mid-Cap Series 1


Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-163673 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Millington Securities, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                              Sincerely,

                                              MILLINGTON SECURITIES, INC.


                                              By:   /s/ CHARLES G. MILLINGTON
                                                  -----------------------------
                                                             President